SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code    972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement.

On March 2, 2009, Brinker International, Inc. (the “Registrant”) announced that Registrant and its wholly-owned subsidiary, Brinker Restaurant Corporation, as guarantor, entered into an unsecured, three-year credit agreement dated February 27, 2009 (“Credit Agreement”) with  JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc. and Banc of America Securities LLC, as joint lead arrangers and bookrunners, Bank of America, N.A., as sole syndication agent, and Compass Bank and Wells Fargo Bank, National Association, as co-documentation agents.  The Credit Agreement was syndicated among six banks.

The Credit Agreement replaces the Registrant’s current revolving credit facility, as evidenced by the Credit Agreement dated October 6, 2004 (the “2004 Facility”), which was more specifically described in Item 1.01 of the Current Report on Form 8-K, dated October 7, 2004, which description is incorporated by reference in this Item 1.01.  As a result of such replacement, all outstanding amounts under the 2004 Facility have been paid in full, and the 2004 Facility has been terminated, without penalty, on February 27, 2009.

The Credit Agreement provides for an unsecured $215 million revolving credit facility under which the Registrant may borrow varying amounts up to the maximum borrowing limit of $215 million, may increase the maximum borrowing limit by up to $85 million, and may select interest rates equal to (i) LIBOR plus an applicable margin, or (ii) the banks’ base rate plus an applicable margin.  The applicable margin is subject to adjustment if the Registrant’s credit rating changes.  Interest on any borrowing is payable at least quarterly.

This facility will expire on February 27, 2012, subject to acceleration upon certain specified events of default, including failure to make timely payments, breaches of representations or covenants, failure to pay other material indebtedness, Registrant ceasing to own 100% of the stock of the guarantor subsidiary or another person becoming beneficial owner of 50% or more of Registrant’s outstanding common stock.  Proceeds from borrowings under the Credit Agreement may be used for general corporate purposes.  The Credit Agreement contains various affirmative and negative covenants, including, maintenance of certain leverage and fixed charge coverage ratios, limitations on additional indebtedness, guarantees of indebtedness, investments and certain other transactions defined in the agreement.  The covenants, as well as the conditions to each borrowing, are similar to those contained in the 2004 Facility.

JPMorgan Chase Bank, N.A., Bank of America, N.A., and Wells Fargo Bank, National Association, are participants in the Registrant’s existing $400 million term loan agreement, and provide other general banking services to the Registrant.

Item 1.02.  Termination of a Material Definitive Agreement

On February 27, 2009, the Registrant terminated the 2004 Facility, as more specifically described in Item 1.01 of this Current Report on Form 8-K, which description, together with the discussion of the participants’ material relationships with Registrant, in incorporated by reference in this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 27, 2009, the Registrant entered into a credit agreement more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03.

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

99 Press Release, dated March 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: March 2, 2009	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer